EXHIBIT 10.57
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                           CONVERTIBLE PROMISSORY NOTE
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$100,000                                                        April 4, 2000


      1. AMOUNT;   MATURITY.   FOR   VALUE   RECEIVED, the  undersigned, GENETIC

VECTORS,  INC., a Florida  corporation  (the "MAKER"),  promises to pay to MR.

DONALD K. HEAP (the  "HOLDER"),  the  principal  sum of one  hundred  thousand dollars  ($100,000),  which  principal sum shall mature on the day that is one hundred and eighty (180) days from the date hereof (the  "MATURITY  DATE") and shall bear simple interest at the rate set forth herein.

      2. INTEREST. Interest shall accrue as of the date of this Note at the simple interest rate of twelve percent (12%) per annum. All accrued but unpaid interest shall be due and payable on the Maturity Date.

      3. MODE OF PAYMENT.  All payments of principal and interest due under this

Note shall be made in legal tender in the United States of America and delivered to the Holder at or, at the option of the  Holder,  in such other  manner and at such other place as the Holder shall have designated to the Maker in writing.


      4. PREPAYMENT.

      (a) This Note may be voluntarily  prepaid,  without penalty or premium, in whole or in part, at any time and from time to time. Any prepayment must include all  accrued  interest  on the  principal  being  prepaid,  through  the date of prepayment.

      (b) Subject to Section 5 hereof, this Note shall be mandatorily prepaid in the event that the Maker closes an offering of its  securities,  whether through one or more private placements or secondary public offerings, in which the Maker


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raises  gross  proceeds  from  such  transaction  or  transactions  of at  least

$5,000,000.  The Maker shall have fifteen (15) business days to make a mandatory prepayment to the Holder of this Note pursuant to this Section 4(b).

      5. The Holder hereof shall have the following  conversion  rights:

      (a) Any Holder of this Note shall have the right at any time prior to the payment in full of the principal balance of this Note to convert all (but

not  less  than  all)   amounts   due  under  this  Note  into  fully  paid  and

non-assessable  shares of the Maker's  common stock,  $0.001 par value per share

(the  "COMMON  STOCK").  The number of shares of Common  Stock (the  "CONVERSION

SHARES")  into which this Note may be converted  shall be determined by dividing

(a) the sum of all amounts due under this Note (including,  without  limitation,

all  principal  and  accrued  but  unpaid  interest)  up to  and  including  the

Conversion  Date (as defined below) by (b) Five Dollars (US $5.00) per share (as adjusted in accordance with Section 5(d) hereof) (the "CONVERSION  PRICE").  No fractional shares of Common Stock or scrip representing  fractional shares shall be issued upon  conversion  of this Note.  Instead of any  fractional  shares of

Common Stock which would otherwise be issuable upon  conversion of the Note, the

Maker shall pay to the Holder a cash adjustment in respect of such fraction.

      (b) To exercise his  conversion  privilege,  the Holder of this Note shall surrender the original Note  representing the debt obligation being converted to the Maker at its principal office, and shall give written notice to the Maker at the office that the Holder  elects to convert  such Note.  The Note  surrendered shall be  accompanied  by proper notice of waiver of the debt  obligation in the form required by the Maker. The date when such written notice is received by the

Maker,  together with the original Note  representing  the debt obligation being converted  and  all  other  instruments  required  by the  Maker,  shall  be the



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"CONVERSION  DATE." As promptly as practicable  after the  Conversion  Date, the

Maker shall issue and deliver to and in the name of the Holder a certificate  or certificates for the Conversion Shares.  Such conversion shall be deemed to have been effective on the Conversion  Date and Holder shall be deemed to have become the Holder of record of the Conversion Shares at such time.

      (c) Upon the effective date of a registration statement filed by the Maker in connection  with the  registration  of its securities with the Securities and

Exchange  Commission,  including,  without limitation,  a Form SB-2 Registration

Statement, the Holder shall have fifteen (15) business days after such effective date to provide  written  notice to the Maker electing to have this Note paid in full in cash upon the receipt by the Maker of a minimum amount of gross proceeds equal to $5,000,000 in such offering.  In the event the Holder does not make its election with the  provisions  in this Section 5(c),  all amounts due under this

Note shall automatically convert into Common Stock as provided in Section 5(a).

      (d) In the event that the Maker  shall (A) pay a stock  dividend in and on shares of its Common Stock; (B) subdivide its outstanding shares of Common Stock into a greater number of shares;  (C) combine its  outstanding  shares of Common

Stock into a smaller number of shares, or (D) issue by  reclassification  of its shares of Common  Stock any shares of its  capital  stock,  then the  Conversion

Price in effect  immediately  prior thereto shall be adjusted so that the Holder

of  this  Note   surrendered  for  conversion   after  the  record  date  fixing

shareholders  to be affected  by such event  shall be  entitled to receive  upon conversion the number of such shares of Common Stock which the Holder would have been  entitled to receive  after the  happening of such event had this Note been converted immediately prior to such record date. Such adjustment, if applicable,

shall be made on the  effective  date of such event and shall also be  effective retroactively  as to the principal  amount of this Note  converted  between such record date and the effective date of the event.


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      6. ACCELERATION UPON EVENT OF DEFAULT. Upon the occurrence of any event of default as  described  below,  the Holder  shall have the  remedies set forth in

Section 7 hereof, which remedies shall be exclusive:

      (a) any default,  whether in whole or in part,  shall occur in the payment to the Holder of principal,  interest or other item  comprising  the Note as and when due which shall  continue for a period of fifteen  business (15) days after the receipt of written notice thereof by the Maker;

      (b) the Maker shall (1) make a general  assignment  for the benefit of its creditors,  (2) apply for or consent to the appointment of a receiver,  trustee,

assignee,  custodian sequestrator,  liquidator or similar official for itself or any of its assets and properties,  (3) commence a voluntary case for relief as a debtor  under the United  States  Bankruptcy  Code,  (4) file with or  otherwise submit to any  governmental  authority  any petition,  answer or other  document seeking (A)  reorganization,  (B) an  arrangement  with creditors or (C) to take advantage of any other present or future  applicable law respecting  bankruptcy,

reorganization,   insolvency,   readjustment   of  debts,   relief  of  debtors,

dissolution  or  liquidation,  (5) file or otherwise  submit any answer or other document admitting or failing to contest the material  allegations of a petition or other  document  filed or otherwise  submitted  against it in any  proceeding under any such applicable law, or (6) be adjudicated  bankrupt or insolvent by a court of competent jurisdiction; or

      (c) any case,  proceeding  or other action shall be commenced  against the

Maker for the purpose of  effecting,  or an order,  judgment or decree  shall be entered by any court of competent  jurisdiction  approving (in whole or in part)

anything specified in Section 5(b) hereof, or any receiver,  trustee,  assignee,


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custodian,  sequestrator,  liquidator or other  official shall be appointed with respect to the Maker, or shall be appointed to take or shall  otherwise  acquire possession or control of all or a substantial  part of the assets and properties of the Maker, and any of the foregoing shall continue unstayed and in effect for any period of ninety (90) days.

      7.  EXCLUSIVE  REMEDIES UPON EVENT OF DEFAULT.  Upon the  occurrence of an event of default as described  in Section 6 hereof,  any Holder of this Note may exercise one of the following  exclusive remedies by providing the Maker written notice of the Holder's choice of remedies hereunder within fifteen (15) business days after the occurence of an event of default as described in Section 6 hereof and upon the expiration of any notice or cure period described herein:

      (a) The Holder of this Note  shall have the right to convent  all (but not less than all) amounts due under this Note into Common Stock in accordance  with the  conversion  procedures  as set forth in Section 5(b) hereof.  The number of shares of Common  Stock into which this Note may be  converted  pursuant to this

Section  7(a) shall be  determined  by  dividing  (i) the sum of all amounts due under this Note (including,  without  limitation,  all principal and accrued but unpaid  interest) up to and including the Conversion Date (ii) Three Dollars (US

$3.00) per share (as  adjusted in  accordance  with  Section  5(d)  hereof).  No fractional shares of Common Stock or scrip representing  fractional shares shall be issued upon  conversion  of this Note.  Instead of any  fractional  shares of

Common Stock which would  otherwise be issuable upon conversion of the Note, the

Maker shall pay to the Holder a cash adjustment in respect of such fraction;  or

      (b) The Holder of this Note shall have the right to the  repayment in cash of all amounts due under this Note,  in which case such Holder shall be entitled to receive a warrant from the Maker that  entitles  such Holder to purchase from


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the Maker  shares of Common Stock of the Maker in an amount equal to one percent

(1%) of the principal  amount of this Note at a purchase price per share of Five

Dollars (US $5.00) (as adjusted in accordance with Section 5(d) hereof) for each month  that such  principal  balance  remains  unpaid up to a maximum of six (6)

months.  Any warrants  issuable pursuant to this Section 7(b) shall be issued to the Holder on the last  business  day of each month each such warrant is due. By way of example only, if the principal balance of this Note is $100,000, then the

Holder would be entitled to receive a warrant  from the Maker to purchase  1,000 shares for $5.00 per share.

      8.  DELAY IN  EXERCISE  OF  RIGHTS.  No delay on the part of the Holder in exercising  any of its  options,  powers or  rights  nor any  partial  or single exercise of its options, power or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Holder of any of its options,  powers or rights shall constitute a waiver of any other option,

power or right.

      9. WAIVER OF PRESENTMENT. The Maker hereby waives presentment for payment,

dishonor,  protest,  notice of protest and any demand whatsoever with respect to this Note.

      10. GOVERNING LAW.

      (a) This Note and the rights of the parties hereunder shall be governed by and  construed  in  accordance  with the laws of the State of  Florida,  without regard to its conflicts of law principles. All parties hereto (1) agree that any legal suit,  action or proceeding  arising out of or relating to this note shall be instituted  only in a Federal or state court in Miami-Dade  County,  Florida,

(2) waive any  objection  which they may now or hereafter  have to the laying of the venue of any such suit, action or proceeding, including, without limitation,

any objection  based on the assertion that such venue is an  inconvenient  forum


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and (3) irrevocably submit to the jurisdiction of such Federal or state court in

Miami-Dade County,  Florida in any such suit, action or proceeding.  All parties hereto agree that the mailing of any process in any suit,  action or proceeding.

in accordance with the notice provisions of this Note shall constitute  personal service thereof.

      (b) THE  MAKER  HEREBY  WAIVES  ANY  RIGHT TO  TRIAL BY JURY IN ANY  LEGAL

PROCEEDING RELATED IN ANY WAY TO THIS NOTE.

      11. NOTICES. All notices or other communications  required or permitted to be given  pursuant to this Note shall be in writing and shall be  considered  as duly given on (a) the date of delivery,  if delivered in person or by nationally recognized  overnight  delivery  service or (b) ten (10) days  after  mailing if mailed by certified  mail,  return  receipt  requested to the party  entitled to receive  the same,  if to the  Holder,  at his or its  address  on the books and records of the Maker, and if to the Maker, to Genetic  Vectors,  Inc., 5201 N.W.

77th Avenue,  Suite 100, Miami, Florida 33166,  Attention:  Mead M. McCabe, Jr.,

with a copy to Kirkpatrick & Lockhart LLP, Miami Center - 20th Floor,  201 South

Biscayne Boulevard, Miami, Florida 33131, Attention: Clayton E. Parker, Esq. Any

party may change its address by giving notice to the other party stating its new address.  Commencing  on the tenth  (10th) day after the giving of such  notice,

such newly  designated  address shall be such party's address for the purpose of all notices or other  communications  required or permitted to be given pursuant to this Note.

      12.  AMENDMENT.  This Note shall not be amended  without the prior written consent of the Holder and the Maker. GENETIC VECTORS, INC.

                                       By:____________________________________

                                       Its:___________________________________

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